                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 of Daugherty Resources, Inc. for the registration of 3,600,000 shares of its Common Stock and to the incorporation by reference therein of our report on the consolidated financial statements of Daugherty Resources, Inc. dated March 16, 2004 included in the Annual Report on Form 10-KSB of Daugherty Resources, Inc. for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

            By: /s/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ , COHEN & MARCH LLP


Toronto, Ontario
April 22, 2004